Exhibit 11
                 MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF EARNINGS PER SHARE
               ($ and shares in thousands, except per share data)
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                                                    Three Months Ended        Three Months Ended
                                                       April 1, 1995             April 2, 1994
                                                    -----------------          -----------------
- ------------------------------------------------
PRIMARY LOSS PER COMMON SHARE:
- ------------------------------------------------
 Net loss                                                   ($ 26,448)                 ($  2,505)
 Less:  Preferred dividends, net                                4,367                      4,237
                                                    -----------------          -----------------
 Net loss used to calculate
   primary loss per share                                   ($ 30,815)                 ($  6,742)
                                                    =================          =================
 Weighted average number of shares outstanding                105,209                    105,351

 Add:  Weighted average number of shares which
   could have been issued upon exercise
   of outstanding options                                          15                         91
                                                    -----------------          -----------------
 Weighted average number of shares used to
   compute primary loss per share                             105,224                    105,442
                                                    =================          =================
Primary loss per share                                      ($   0.29)                 ($   0.06)
                                                    =================          =================
- ------------------------------------------------
FULLY DILUTED LOSS PER COMMON SHARE:
- ------------------------------------------------
 Net loss                                                   ($ 26,448)                 ($  2,505)
 Less:  Preferred dividends                                        13                         13
                                                    -----------------          -----------------
 Net loss used to calculate fully diluted
   loss per share, before adjustments                         (26,461)                    (2,518)

 Less: Adjustments resulting principally from the
   assumed conversion of the Series One ESOP
   Convertible Preference Stock, net of tax benefit             1,670                      1,657
                                                    -----------------          -----------------
 Net loss used to calculate fully diluted
   loss per share                                           ($ 28,131)                 ($  4,175)
                                                    =================          =================
 Weighted average number of shares outstanding                105,209                    105,351

 Add:  Weighted average shares of Series One
   Convertible Preference Stock assuming
   conversion                                                   7,065                      7,074

 Add:  Weighted average number of shares which
   could have been issued upon exercise
   of outstanding options                                          31                         91

 Add:  Weighted average number of shares which
   could have been issued upon conversion of
   4 7/8% debentures                                                3                          6
                                                    -----------------          -----------------
 Weighted average number of shares used to compute
   fully diluted loss per share                               112,308                    112,522
                                                    =================          =================
Fully diluted loss per share                                ($   0.25)                 ($   0.04)
                                                    =================          =================
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